UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/20/2005

FIRST CENTURY BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-11671

WV	55-0628089
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

P.O. Box 1559, Bluefield, WV 24701-1559
(Address of principal executive offices, including zip code)

304-325-8181
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On December 20, 2005, the Compensation Committee (the "Committee") of First Century Bankshares, Inc. (the "Company") met to review the Company's performance for 2005, to establish the salaries of the executive officers of the Company for 2006, and to determine whether to award bonuses under the Executive Bonus Plan.

Base Salaries

On December 20, 2005, the Committee authorized a three and one-half percent (3.5%) increase in the base salaries for 2006 for Mr. R.W. Wilkinson, President and Chief Executive Officer of the Company and Chairman of the Board of Directors and Chief Executive Officer of First Century Bank, N.A.; Mr. Frank W. Wilkinson, Secretary of the Company and President and Chief Operating Officer, First Century Bank, N.A.; Mr. John P. Beckett, Senior Vice President and Trust Officer, First Century Bank, N.A.; Mr. Jeffery L. Forlines, Senior Vice President and Chief Credit Officer, First Century Bank, N.A.; and Mr. J. Ronald Hypes, Treasurer of the Company and Senior Vice President and Chief Financial Officer, First Century Bank, N.A.. These individuals are the named executive officers of the Company who had been reported in the 2005 proxy statement and those who are expected to be named executive officers in the 2006 proxy statement. The base salaries for these executive officers were based on:

*   the Committee's evaluation of each officer's individual job performance;

*   an assessment of the Company's performance as outlined in the Company's Five Year Strategic Plan;

*   a consideration of salaries paid to executive officers holding equivalent positions by banks included in the Virginia Bankers Association Annual Salary Survey; and

*   a consideration of aggregate amount of all components of compensation paid to the executive officers.

A more detailed explanation of the factors considered when determining Mr. R.W. Wilkinson's compensation will be set forth in the Compensation Committee Report in the 2006 Proxy Statement.

After a discussion of the above considerations, the Committee recommended to the Board of Directors for ratification that the base salaries of the Mr. R.W. Wilkinson, Mr. Frank W. Wilkinson, Mr. John P. Beckett, Mr. Jeffery L. Forlines and Mr. J. Ronald Hypes be set as follows:

*        Mr. R.W. Wilkinson - $238,056

*        Mr. Frank W. Wilkinson - $134,556

*        Mr. John P. Beckett - $128,764

*        Mr. Jeffery L. Forlines - $110,290

*        Mr. J. Ronald Hypes - $110,290

Annual Incentive Compensation

Under the terms of the Executive Bonus Plan, at the beginning of each fiscal year, the Board of Directors sets a minimum level of return on beginning equity that must be achieved by the Company in order to establish a bonus pool. If the Company's return on beginning equity reaches the minimum set by the Board of Directors, then the Board will award bonuses based on a formula which considers the return of average assets and overall growth of the Company.

For 2005, the required return on beginning equity established by the Board of Directors was 8.60%. The Company's actual return on beginning equity will be determined at the end of 2005, and if the Company's actual return on beginning equity meets or exceeds 8.60%, then the Board will establish the bonus pool and pay bonuses on January 15, 2006 for the year ended 2005.

The Board established the required return on beginning equity for 2006 at 9.87%. The Company's actual return on beginning equity will be determined at the end of 2006, and if the Company's actual return on beginning equity meets or exceeds 9.87%, then the Board will establish the bonus pool and pay bonuses on in mid-January 2007 for the year ended 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CENTURY BANKSHARES, INC.

Date: December 28, 2005	By:	/s/ J. Ronald Hypes
J. Ronald Hypes
Treasurer (Principal Accounting and Financial Officer)